Exhibit 107

Calculation of Registration Fee

Form S-8

(Form Type)

Monte Rosa Therapeutics, Inc.

(Exact name of Registrant as Specified in its Charter)

Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, $0.0001 par value per share, reserved for issuance pursuant to the Monte Rosa Therapeutics, Inc. 2021 Stock Option and Incentive Plan	Rule 457(c) and Rule 457(h)	3,075,372 shares (2)	$6.59 (3)	$20,266,701.48 (3)	0.0001531	$3,102.84
Equity	Common Stock, $0.0001 par value per share, reserved for issuance pursuant to the Monte Rosa Therapeutics, Inc. 2021 Employee Stock Purchase Plan	Rule 457(c) and Rule 457(h)	439,849 shares (4)	$5.60 (5)	$2,463,154.40 (5)	0.0001531	$377.11
Total Offering Amounts					$22,729,855.88		—
Total Fees Previously Paid							—
Total Fee Offsets							—
Net Fee Due							$3,479.95

(1)

In accordance with Rule 416 under the Securities Act of 1933, as amended, (the "Securities Act") this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions effected without the receipt of consideration which results in an increase in the number of our outstanding shares of common stock, $0.0001 par value per share (the "Common Stock").

(2)

Represents an automatic increase to the number of shares available for issuance under the 2021 Stock Option and Incentive Plan (the “2021 Plan”) of 3,075,372, effective as of January 1, 2025. Shares available for issuance under the 2021 Plan were previously registered on registration statements on Form S-8 filed with the Securities and Exchange Commission on June 25, 2021 (File No. 333-257406) March 29, 2022 (File No. 333-263953) March 16, 2023 (File No. 333-270607) and March 14, 2024 (333-277929).

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and 457(h) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are calculated on the basis of $6.59, the average of the high and low price of the registrant’s Common Stock as reported on the Nasdaq Global Select Market on March 17, 2025.

(4)

Represents an automatic increase to the number of shares available for issuance under the 2021 Employee Stock Purchase Plan (the “2021 ESPP”) of 439,849, effective as of January 1, 2025. Shares available for issuance under the 2021 ESPP were previously registered on registration statements on Form S-8 filed with the Securities and Exchange Commission on June 25, 2021 (File No. 333-257406) March 29, 2022 (File No. 333-263953) March 16, 2023 (File No. 333-270607) and March 14, 2024 (333-277929).

(5)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h) of the Securities Act, and based on 85% of the average of the high and low sales price of the Registrant’s Common Stock, as quoted on the Nasdaq Global Select Market, on March 17, 2025. Pursuant to the 2021 ESPP, the purchase price of the shares of Common Stock reserved for issuance thereunder will be 85% of the fair market value per share of Common Stock on the applicable offering date or on the exercise date of the applicable offering period, whichever is less.